U.S. Small Business Administration

STANDBY CREDITOR'S AGREEMENT

SBA Loan #	PLP 96427540-00
SBA Loan Name	EV RENTAL CARS, LLC
Standby Creditor	Jeffrey Pink
Standby Borrower	EV RENTAL CARS, LLC
Lender	Vineyard Bank

EV RENTAL CARS, LLC (Standby Borrower) owes $144,952.72 principal and 10.00% interest to Jeffrey Pink (Standby Creditor) as of the date of this Agreement (Standby Loan) (Copy of Standby Note attached). To induce Vineyard Bank (Lender) to make an SBA guaranteed loan to Standby Borrower or guaranteed by Standby Borrower, Loan Number PLP 96427540-00 in the amount of $1,000,000.00 (Lender's Loan).

Standby Creditor agrees: *(Check only one box)*

1. ☒ To accept no further payments on the Standby Loan until Lender's Loan is satisfied

   ☐ To accept interest only payments at a rate of ______ per annum (no principal payments) on Standby Loan until Lender's Loan is satisfied or until notified by Lender to stop accepting payments.

   ☐ To accept payments of principal and interest at the rate of ______ per annum on the Standby Loan unless notified by Lender to stop accepting payments.

   ☐ To accept payments of principal and interest at the rate of ______ per annum beginning on ____________

2. To turn over to Lender payments received by Standby Creditor from Standby Borrower in violation of this Agreement within 15 days of receipt.

3. To take no action to enforce claims against Standby Borrower on the Standby Loan until Lender's Loan is satisfied.

4. To take no action against Standby Borrower's collateral, without written consent from the Lender, until Lender's Loan is satisfied.

5. To sign appropriate documentation required by Lender to subordinate to Lender's Loan secured interests in collateral that secures the Standby Loan.

6. Lender, in its sole discretion, may take any action without affecting this Agreement, including but not limited to the following:
   a. Modify the terms of Lender's Loan.
   b. Grant an extension or renewal of Lender's Loan.
   c. Defer payments or enter into a workout agreement on Lender's Loan.
   d. Release or substitute collateral securing Lender's Loan.
   e. Forbear from collecting on existing collateral or requiring additional collateral.
   f. Declare a default on Lender's Loan and notify Standby Creditor to stop accepting payments.
   g. Agree to release, compromise, or settlement of Lender's Loan.

7. This Agreement applies to any successor to the Standby Creditor or assignee of this Agreement or of Standby Creditor's Loan, including any bankruptcy trustee or receiver or guarantors or sureties of Standby Creditor Loan.

8. Additional Loans made by Standby Creditor will be subject to the terms of this Agreement, unless Lender agrees otherwise in writing.

Dated: 01/16/06

Standby Creditor: Jeffrey Pink

By: (signature) Jeffrey Pink

(name) Jeffrey Pink